__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
May 14, 2015 (May 13, 2015)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
__________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described below in Item 5.07, at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of HollyFrontier Corporation (the “Company”), the Company’s stockholders approved the First Amendment (the “First Amendment”) to the HollyFrontier Corporation Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and the Fourth Amendment (“Fourth Amendment” and, together with the First Amendment, the “Amendments”) to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (the “LTIP” and, together with the Omnibus Plan, the “Plans”), in each case, which sets forth the material terms of the respective Plan for purposes of complying with certain requirements of Section 162(m) of the Internal Revenue Code and the regulations thereunder. The Amendments, which became effective as of May 13, 2015, do not increase the number of shares available, or the maximum amount of compensation that may be paid to an individual each year, under either Plan and do not change the employees eligible to receive compensation under either Plan; however, the Amendments do add additional business criteria that may be utilized in setting performance goals under the Plans.
Descriptions of the material provisions of the Omnibus Plan and of the LTIP were included in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 26, 2015. In addition, the foregoing summary of the Amendments is qualified in its entirety by reference to the full text of the First Amendment and the Fourth Amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.
Item 5.07     Submission of Matters to a Vote of Security Holders.
The Company’s Annual Meeting was held on May 13, 2015. A total of 168,715,877 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing approximately 86.44% of the Company’s shares outstanding as of the March 16, 2015 record date. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 26, 2015.
Proposal 1: Election of Directors. The stockholders elected all nine director nominees to serve until the Company’s next annual meeting.

Nominee	For	Against	Abstain	Broker Non-Vote
Douglas Y. Bech	132,168,158	5,983,101	211,463	30,353,155
Leldon E. Echols	134,376,738	3,778,153	207,831	30,353,155
R. Kevin Hardage	135,390,198	2,763,201	209,323	30,353,155
Michael C. Jennings	132,655,252	4,941,189	766,281	30,353,155
Robert J. Kostelnik	135,266,966	1,460,250	1,635,506	30,353,155
James H. Lee	134,809,034	3,343,999	209,689	30,353,155
Franklin Myers	132,214,001	4,604,837	1,543,884	30,353,155
Michael E. Rose	137,695,041	458,362	209,319	30,353,155
Tommy A. Valenta	137,396,100	756,920	209,702	30,353,155
Proposal 2: Advisory Vote on the Compensation of the Company’s Named Executive Officers. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
130,231,585	7,518,748	612,389	30,353,155

Proposal 3: Ratification of the Appointment of Ernst & Young LLP. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s registered public accounting firm for the 2015 fiscal year.

For	Against	Abstain
167,439,306	1,000,166	276,405

Proposal 4: Amendment setting forth the Material Terms of the Omnibus Incentive Compensation Plan. The stockholders approved the amendment setting forth the material terms of the Omnibus Incentive Compensation Plan for purposes of complying with certain requirements of Section 162(m) of the Internal Revenue Code.

For	Against	Abstain	Broker Non-Vote
136,108,947	1,815,656	438,119	30,353,155

Proposal 5: Amendment setting forth the Material Terms of the Long-Term Incentive Compensation Plan. The stockholders approved the amendment setting forth the material terms of the Long-Term Incentive Compensation Plan for purposes of complying with certain requirements of Section 162(m) of the Internal Revenue Code.

For	Against	Abstain	Broker Non-Vote
135,676,716	2,162,520	523,486	30,353,155

Proposal 6: Stockholder Proposal – Sustainability Report. The stockholders did not approve a stockholder proposal regarding a sustainability report describing the Company’s environmental, social and governance (ESG) performance and goals.

For	Against	Abstain	Broker Non-Vote
37,893,128	83,687,813	16,781,781	30,353,155

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	First Amendment to the HollyFrontier Corporation Omnibus Incentive Compensation Plan.
10.2	Fourth Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

Date:    May 14, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to the HollyFrontier Corporation Omnibus Incentive Compensation Plan.
10.2	Fourth Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan.

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